Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information, contact at (214) 981-5000:
Leldon E. Echols, Executive Vice President and Chief Financial Officer
Matthew G. Moyer, Vice President-Investor Relations
http://www.centex.com

CENTEX REPORTS RECORD FIRST QUARTER RESULTS

REVENUES RISE 27%
EARNINGS PER DILUTED SHARE FROM CONTINUING OPERATIONS GROW 30%

DALLAS - July 26, 2004: Centex Corporation (NYSE: CTX) today announced the highest revenues, operating earnings and earnings per diluted share for any first quarter in its history.

Highlights of the quarter ended June 30, 2004 (compared to last year’s first quarter):

•	Revenues rose 27% to $2.8 billion.

•	Earnings per diluted share from continuing operations grew 30% to $1.35.

•	Domestic home closings increased 16%; sales (orders) rose 7%.

•	Domestic Home Building operating margin was 11.8%, up 140 basis points.

•	Domestic Home Building backlog rose 21% to 17,062 units.

     Through its subsidiaries, Centex ranks as one of America’s leading companies in the Home Building, Financial Services, Construction Services and Home Services industries.

     “As planned, the strong first quarter results have given us a great start toward achieving another year of record revenues and earnings for our shareholders in fiscal 2005,” commented Tim Eller, Centex Corporation Chairman and CEO. “We are encouraged by the direction of the economy as it appears we are entering a period of job growth and rising consumer confidence. This type of economic environment historically has been a positive for housing’s fundamentals and our businesses.”

     “We are excited about the opportunity to further demonstrate the strength of the Centex operating model as we move into an improving economic environment. Centex has never been in a stronger financial position,” said Lel Echols, Executive Vice President and CFO. “Given the strength

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of this year’s first quarter, and our impressive backlog for the home building operations, we are raising our earnings guidance for fiscal 2005 to $6.75 to $7.25 per diluted share.”

HOME BUILDING

Domestic

     Operating earnings from Centex Homes were $223.6 million for the first quarter this year, 43% higher than $156.6 million for the first quarter a year ago. Fiscal 2005’s first quarter revenues from Centex Homes were $1.9 billion, 26% higher than $1.5 billion for the same quarter last year.
     The 43% increase in operating earnings was achieved on a 16% increase in closings to 7,383 homes in this year’s first quarter, as well as an improvement in operating margins to 11.8% from 10.4% a year ago. The margin increase was due primarily to a higher per-unit average sales price and continuing process improvements.
     New home orders for this year’s first quarter were 9,031 homes, 7% above last year’s level. The backlog of homes sold but not delivered at June 30, 2004 was 17,062 units, 21% higher than the backlog at the same time a year ago. The dollar value of backlog increased 44% to $5.0 billion versus the same quarter last year.
     “We are very pleased with our 7% sales (orders) growth this quarter, as average neighborhoods grew by only 2%. Additionally, our average sales price was strong, up 9%, reflecting pricing power in many markets and our aggressive pricing strategies. For example, in many neighborhoods, we have reduced the number of homes in each release and increased prices on a real-time basis to reflect our strong market position and increases in some raw materials costs,” noted Andy Hannigan, Chairman and CEO of Centex Homes. “As we continue through fiscal 2005, we will accelerate our neighborhood growth and continue to drive market share gains in our existing markets.”

International

     London, England-based Fairclough Homes, the international operation of Centex Homes, closed 314 homes during the first quarter of fiscal 2005 versus 313 units for the same quarter last year. Operating earnings for the quarter were $6.9 million, a 44% increase over last year’s first quarter operating earnings of $4.8 million. Operating profit margin increased 160 basis points to 7.0% in the quarter.

FINANCIAL SERVICES

     Operating earnings from Financial Services for the first quarter this year were $57.6 million, 12% lower than $65.6 million for the same quarter last year. Fiscal 2005’s first quarter Financial Services revenues of $274.3 million were 3% above $266.9 million for the same quarter a year ago.

CTX Mortgage Company

     Operating earnings from CTX Mortgage Company, LLC and related companies, including Title and Insurance operations, totaled $32.0 million for the first quarter of fiscal 2005, 38% lower than $51.4 million for fiscal 2004’s first quarter. Retail originations were down 38% in the quarter versus the same period a year ago. Operating profit per loan decreased 12% to $1,670 in the quarter.

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     “Our emphasis on adjusting overhead costs to origination levels underscores our strategy of sustaining profitability in a rising rate environment. Our profit per loan was very healthy in the face of 38% less retail originations,” commented John Matthews, Chairman and CEO of CTX Mortgage.

Centex Home Equity Company

     Centex Home Equity Company, LLC (CHEC) reported operating earnings of $25.5 million for the first quarter of fiscal 2005, an 80% improvement over $14.2 million in last year’s first quarter.
     Originations for the first quarter of fiscal 2005 increased 28% to a record 11,520 loans. CHEC’s owned loan servicing portfolio has reached $6.9 billion, growing by over 35% versus the first quarter last year.
     “It was another great quarter at Centex Home Equity and we are looking forward to another record year in fiscal 2005,” said Tony Barone, President and CEO of Centex Home Equity Company. “Our earnings as a percentage of our owned portfolio improved by 36 basis points to 1.52% this quarter versus last year’s first quarter. Additionally, our 90-plus day delinquency remained low, coming in at 2.1%, down 50 basis points versus last year at this time.”

CONSTRUCTION SERVICES

     Construction Services reported operating earnings of $4.5 million for the first quarter of fiscal 2005, versus operating earnings of $4.6 million for the same quarter last year.
     Revenues from Construction Services were $434.2 million for the quarter this year, 16% higher than revenues of $375.8 million for the year-ago quarter. New contracts for the quarter totaled $338 million, 30% higher than $261 million for the same quarter a year ago.
     The backlog of uncompleted construction contracts at June 30, 2004 was $1.65 billion, 17% more than $1.41 billion at June 30, 2003.
     “We continue to execute our strategy of focusing on regional strengths and expertise in specific customer segments,” said Robert C. Van Cleave, Chairman, President and CEO of Centex Construction Services. “Our $1.65 billion backlog is 17% ahead of last year’s first quarter and increases in profitability will follow as we proceed through this fiscal year.”

OUTLOOK

     Given the strength of the first quarter, the positive economic outlook and the record backlog of homes sold but not delivered, Centex is raising its earnings per diluted share guidance for fiscal 2005 to $6.75 to $7.25 per diluted share and expects fiscal 2005 to be the company’s ninth consecutive record year.

     Centex’s senior management will conduct a conference call to discuss the first quarter of fiscal 2005 financial results, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Tuesday, July 27. The conference call, accompanied by a slide presentation, will be webcast simultaneously on the Centex Web site at http://www.centex.com. A replay of the call, as well as the presentation, will be archived on that site.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Centex is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only Centex’s belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. With respect to forward-looking statements relating to the business, operations, assets, liabilities, financial condition or results of operations of Centex, the risks and uncertainties to which these statements are subject include the following: general economic conditions and interest rates; the cyclical and seasonal nature of our businesses; adverse weather conditions; changes in property taxes and energy costs; changes in federal income tax laws and federal mortgage financing programs; governmental regulations; changes in governmental and public policy; changes in economic conditions specific to any one or more of our markets and businesses; competition; availability of land and raw materials; and unexpected operational difficulties. For example, increases in interest rates or decreases in demand for housing on a national or regional basis or increases in the cost or reductions in the supply of suitable land for development, or lumber or other building materials or labor, could affect the revenues or operating earnings of our homebuilding operations. Similarly, increases in interest rates could adversely affect demand for some of the mortgage loans offered by our mortgage finance operations. Finally, changes in national and regional economic conditions and levels of infrastructure and construction spending could adversely affect the results of operations of our construction services operations. These and other risks and uncertainties are described in greater detail in Centex’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2004 (including under the captions “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), which is on file with the SEC and may be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. Centex undertakes no duty to update any forward-looking statement to reflect future events or changes in Centex’s expectations.

NOTE ATTACHMENTS:
(1) Revenues and Earnings by Lines of Business
(2) Condensed Consolidated Balance Sheets
(3) Condensed Consolidated Cash Flows
(4) Supplemental Domestic Home Building Data
(5) Domestic Housing Activity by Geographic Area
(6) Domestic Housing Activity Dollar Values by Geographic Area
(7) Supplemental International Home Building Data
(8) Supplemental Financial Services Data

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Attachment 1

Centex Corporation and Subsidiaries
Revenues and Earnings by Lines of Business
(dollars in thousands, except per share data)

	Quarter Ended
	June 30,
	(unaudited)
	2004	2003 (C)	Change
Revenues
Home Building (A)	$1,998,114	$1,504,493	33%
Financial Services	274,321	266,860	3%
Construction Services	434,217	375,755	16%
Other	59,421	25,521	133%

Total	$2,766,073	$2,172,629	27%

Operating Earnings
Home Building (A)	$231,120	$161,407	43%
Financial Services	57,574	65,599	(12%)
Construction Services	4,466	4,559	(2%)
Other	7,342	(1,693)	534%

Total Operating Earnings	300,502	229,872	31%
Corporate General Expenses	(19,585)	(19,103)
Interest Expense	(5,025)	(15,470)

Earnings from Continuing Operations Before Income Taxes	275,892	195,299	41%
Income Taxes	(98,659)	(62,081)

Earnings from Continuing Operations	177,233	133,218	33%
Earnings from Discontinued Operations, net (B)	—	9,572

Net Earnings	$177,233	$142,790	24%

Earnings Per Share — Basic
Earnings per Share — Continuing Operations	$1.43	$1.09	31%
Earnings per Share — Discontinued Operations	—	0.08

Earnings Per Share — Basic	$1.43	$1.17	22%

Earnings Per Share — Diluted
Earnings per Share — Continuing Operations	$1.35	$1.04	30%
Earnings per Share — Discontinued Operations	—	0.08

Earnings Per Share — Diluted	$1.35	$1.12	21%

Average Shares Outstanding:
Basic	123,573,221	122,490,530	1%
Diluted	130,926,818	127,865,692	2%

(A)	3333 Holding Corporation and Centex Development Company, L.P. were consolidated into Centex Corporation on February 29, 2004. As a result, beginning March 1, 2004, International Home Building is fully consolidated as a component of Home Building. Centex’s equity in the earnings of International Home Building prior to March 1, 2004 have been reclassified from Investment Real Estate to Home Building. See Attachment 7 for additional International Home Building information.

(B)	Includes the operations spun-off in the CXP and Cavco transactions and other discontinued manufactured housing operations.

(C)	Certain prior year items have been reclassified to conform to current period classifications.

Attachment 2

Centex Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in millions)
(unaudited)

	Centex Corporation and Subsidiaries		Centex Corporation*		Financial Services
	June 30,	March 31,	June 30,	March 31,	June 30,	March 31,
	2004	2004	2004	2004	2004	2004
Assets
Cash -
Unrestricted	$182	$193	$155	$175	$27	$18
Restricted	330	296	34	36	296	260
Receivables -
Residential Mortgage Loans Held for Investment	6,921	6,498	—	—	6,921	6,498
Residential Mortgage Loans Held for Sale	1,846	1,820	—	—	1,846	1,820
Other Receivables	680	669	495	491	185	178
Inventories -
Homebuilding	5,664	5,105	5,664	5,105	—	—
Land Held Under Option Agreements not Owned	449	362	449	362	—	—
Other	54	94	46	85	8	9
Investments	186	140	737	672	—	—
Property and Equipment, net	166	156	119	115	47	41
Goodwill	249	255	237	238	12	17
Deferred Charges and Other Assets	459	481	218	239	241	242

	$17,186	$16,069	$8,154	$7,518	$9,583	$9,083

Liabilities and Stockholders’ Equity
Accounts Payable and Accrued Liabilities	$1,870	$1,963	$1,661	$1,715	$193	$264
Debt
Non-Financial Services	2,808	2,418	2,808	2,418	—	—
Financial Services	8,821	8,302	—	—	8,821	8,302
Minority Stockholders’ Interest	421	336	419	335	2	1
Stockholders’ Equity	3,266	3,050	3,266	3,050	567	516

	$17,186	$16,069	$8,154	$7,518	$9,583	$9,083

*	In the supplemental data presented above, “Centex Corporation” represents the consolidation of all subsidiaries other than those included in Financial Services. Transactions between Centex Corporation and Financial Services have been eliminated from the Centex Corporation and Subsidiaries balance sheets.

**	We believe that separate disclosure of the consolidating information is useful because: the Financial Services subsidiaries operate in a distinctly different financial environment that generally requires significantly less equity to support their higher debt levels compared to the operations of our other subsidiaries; the Financial Services subsidiaries have structured their financing programs substantially on a stand-alone basis; and we have limited obligations with respect to the indebtedness of our Financial Services subsidiaries. Management uses this information in its financial and strategic planning.

Attachment 3

Centex Corporation and Subsidiaries
Condensed Consolidated Cash Flows
(Dollars in millions)
(unaudited)

	Centex Corporation and Subsidiaries		Centex Corporation*		Financial Services
	For the Quarter Ended June 30,		For the Quarter Ended June 30,		For the Quarter Ended June 30,
	2004	2003	2004	2003	2004	2003
Cash Flows — Operating Activities
Net Earnings	$177	$143	$177	$143	$36	$41
Adjustments -
Depreciation and Amortization	24	30	20	25	4	5
Other Noncash Adjustments	12	13	(41)	(42)	17	14
Increase in Loans Held for Sale	(26)	(44)	—	—	(26)	(44)
(Increase) Decrease in Inventories	(528)	(292)	(529)	(290)	1	(2)
Other Operating Activities	(95)	(135)	(23)	(106)	(90)	(20)

	(436)	(285)	(396)	(270)	(58)	(6)

Cash Flows — Investing Activities
Increase in Loans Held for Investment	(450)	(479)	—	—	(450)	(479)
Other Investing Activities	(40)	(73)	(20)	(78)	(2)	(4)

	(490)	(552)	(20)	(78)	(452)	(483)

Cash Flows — Financing Activities
Increase (Decrease) in Short-Term Debt, net	220	77	—	(25)	220	102
Issuance of Long-Term Debt, net	690	386	391	3	299	383
Other Financing Activities	4	17	4	17	—	—

	914	480	395	(5)	519	485

Effect of Exchange Rate on Cash	1	—	1	—	—	—

Net (Decrease) Increase in Cash and Cash Equivalents	(11)	(357)	(20)	(353)	9	(4)
Cash and Cash Equivalents at Beginning of Period	193	456	175	441	18	15

Cash and Cash Equivalents at End of Period	$182	$99	$155	$88	$27	$11

*	In the supplemental data presented above, “Centex Corporation” represents the consolidation of all subsidiaries other than those included in Financial Services. Transactions between Centex Corporation and Financial Services have been eliminated from the Centex Corporation and Subsidiaries cash flows.

**	We believe that separate disclosure of the consolidating information is useful because: the Financial Services subsidiaries operate in a distinctly different financial environment that generally requires significantly less equity to support their higher debt levels compared to the operations of our other subsidiaries; the Financial Services subsidiaries have structured their financing programs substantially on a stand-alone basis; and we have limited obligations with respect to the indebtedness of our Financial Services subsidiaries. Management uses this information in its financial and strategic planning.

Attachment 4

Centex Corporation and Subsidiaries
Supplemental Home Building Data — Domestic Operations
(unaudited)

(dollars in millions, except per unit data)

	Quarter Ended June 30,
	2004		2003
HOME BUILDING — DOMESTIC
Revenues — Housing	$1,872.3	100.0%	$1,477.4	100.0%
Cost of Sales — Housing	(1,361.8)	(72.7%)	(1,102.6)	(74.6%)

Gross Margin — Housing	510.5	27.3%	374.8	25.4%

Revenues — Land Sales & Other	26.8		27.1
Cost of Sales — Land Sales & Other	(35.1)		(24.8)

Gross Margin — Land Sales & Other	(8.3)		2.3

Total Gross Margin	502.2	26.4%	377.1	25.1%
Selling, General & Administrative	(286.4)	(15.1%)	(221.7)	(14.7%)
Other Income	7.8	0.5%	1.2	—%

Operating Earnings	$223.6	11.8%	$156.6	10.4%

Units Closed	7,383		6,349
Average Unit Sales Price	$253,592		$232,699
% Change	9.0%		8.8%
Operating Earnings per Unit	$30,284		$24,667
% Change	22.8%		22.9%
Average Neighborhoods	570		558
% Change	2.2%		15.8%

LOT POSITION — DOMESTIC

	As of June 30,
	2004	2003	Change
Lot Owned and Controlled:
Lots Owned	82,853	64,757	27.9%
Lots Controlled	129,315	84,454	53.1%

Total	212,168	149,211	42.2%

Attachment 5

Centex Corporation and Subsidiaries
Supplemental Home Building Data — Domestic Operations
Housing Activity (Units) by Geographic Area

	Closings
	Quarter Ended June 30,
	2004	2003	Change
Mid-Atlantic	1,303	1,114	17%
Southeast	1,309	1,126	16%
Midwest	1,524	1,224	25%
Southwest	1,988	1,731	15%
West Coast	1,259	1,154	9%

	7,383	6,349	16%

	Sales (Orders) Backlog
	As of June 30,
	2004	2003	Change
Mid-Atlantic	2,974	2,482	20%
Southeast	4,324	3,269	32%
Midwest	3,442	3,321	4%
Southwest	3,216	2,792	15%
West Coast	3,106	2,247	38%

	17,062	14,111	21%

	Sales (Orders)
	Quarter Ended June 30,
	2004	2003	Change
Mid-Atlantic	1,476	1,448	2%
Southeast	1,926	1,682	15%
Midwest	1,574	1,625	(3%)
Southwest	2,335	2,265	3%
West Coast	1,720	1,390	24%

	9,031	8,410	7%

Attachment 6

Centex Corporation and Subsidiaries
Supplemental Home Building Data — Domestic Operations
Housing Activity (Values) by Geographic Area

	Housing Revenues - Closings
	(dollars in millions)
	Quarter Ended June 30,
	2004	2003	Change
Mid-Atlantic	$373.0	$294.7	27%
Southeast	317.2	243.1	30%
Midwest	320.9	255.8	25%
Southwest	314.2	259.5	21%
West Coast	547.0	424.3	29%

	$1,872.3	$1,477.4	27%

	Sales (Orders) Backlog Value
	(dollars in millions)
	As of June 30,
	2004	2003	Change
Mid-Atlantic	$990.7	$709.4	40%
Southeast	1,193.5	811.9	47%
Midwest	691.3	658.7	5%
Southwest	535.6	438.4	22%
West Coast	1,592.5	852.8	87%

	$5,003.6	$3,471.2	44%

Attachment 7

Centex Corporation and Subsidiaries
Supplemental Home Building Data — International Operations
(unaudited)

(dollars in millions, except per unit data)

	Quarter Ended June 30,
	2004		2003
HOME BUILDING — INTERNATIONAL
Revenues — Housing	$94.7	100.0%	$88.7	100.0%
Cost of Sales — Housing	(72.0)	(76.0%)	(71.1)	(80.2%)

Gross Margin — Housing	22.7	24.0%	17.6	19.8%

Revenues — Land Sales & Other	4.3		—
Cost of Sales — Land Sales & Other	(4.1)		—

Gross Margin — Land Sales & Other	0.2		—

Total Gross Margin	22.9	23.1%	17.6	19.8%
Selling, General & Administrative	(15.4)	(15.5%)	(12.3)	(13.8%)

Operating Earnings	7.5	7.6%	5.3	6.0%
Interest	(0.6)	(0.6%)	(0.5)	(0.6%)

Earnings Before Income Taxes	$6.9	7.0%	$4.8	5.4%

Units Closed	314		313
Unit Sales	382		363
Plots Owned and Controlled	5,423		4,591
Average Unit Sales Price	$301,666		$283,534
% Change	6.4%		25.1%
Operating Earnings per Unit	$23,984		$17,083
% Change	40.4%		N.M.

Attachment 8

Centex Corporation and Subsidiaries
Supplemental Financial Services Data

CTX Mortgage Company

	Quarter Ended June 30,
	2004	2003	Change
Originations
Builder	5,019	4,435	13%
Retail	14,154	22,792	(38%)

Total	19,173	27,227	(30%)

Applications
Builder	6,146	6,064	1%
Retail	10,867	25,255	(57%)

Total	17,013	31,319	(46%)

Loan Volume (in billions)	$3.50	$4.55	(23%)

Average Loan Size	$182,600	$167,300	9%

Operating Profit per Loan	$1,670	$1,889	(12%)

Centex Home Equity

	Quarter Ended June 30,
	2004	2003	Change
Originations	11,520	8,995	28%

Applications	97,965	80,637	21%

Loan Volume (in billions)	$1.44	$0.88	64%

Average Loan Size	$125,100	$97,600	28%

Earnings As a % of Average “Owned” Portfolio	1.52%	1.16%

Servicing Portfolio:	As of June 30,
	2004	2003	Change
Number of Loans:
Portfolio Accounting Method	78,331	65,456
Serviced for Others	13,253	12,801

Total	91,584	78,257	17%

Servicing Portfolio (in billions):
Portfolio Accounting Method	$6.92	$5.11
Serviced for Others	0.94	0.75

Total	$7.86	$5.86	34%